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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
of THE GILLETTE COMPANY:

     We consent to incorporation by reference in the following registration statements of The Gillette Company (1) No. 33-9495 on Form S-8, (2) No. 2-93230 on Form S-8, (3) Nos. 33-56218 and 33-27916 on Form S-8 which incorporate by reference therein registration statements on Form S-8 Nos. 2-90276, 2-63951 and 1-50710 and No. 2-41016 on Form S-7, (4) No. 33-54974 on Form S-3, (5) No.
33-50303 on Form S-3, (6) No. 33- 52465 on Form S-8, (7) No. 33-53257 on Form
S-8, (8) No. 33-53258 on Form S-8, (9) No. 33-55051 on Form S-3, (10) No.
33-59125 on Form S-8 and (11) No. 33-63707 on Form S-8, of our reports dated January 23, 1996, relating to the consolidated balance sheet of The Gillette Company and subsidiary companies as of December 31, 1995 and 1994, consolidated statements of income and earnings reinvested in the business, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related financial statement schedule, which reports appear in the December 31, 1995 Annual Report on Form 10-K of The Gillette Company.

     Our reports refer to a change in accounting for income taxes, postretirement and medical benefits and postemployment benefits.

                                            KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 21, 1996

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